                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated April 14, 1998, accompanying the consolidated financial statements included in the Annual Report of Bikers Dream, Inc. on Form 10-KSB for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Bikers Dream, Inc. on Form S-8.


/s/ Singer Lewak Greenbaum & Goldstein LLP
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     Singer Lewak Greenbaum & Goldstein LLP

Los Angeles, California
December 15, 1998